UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 12, 2018
Date of Report (Date of earliest event reported)

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1332 Londontown Blvd.,
Sykesville, Maryland	21784
(Address of principal executive offices)	(Zip Code)

(410) 970-7800
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Certificate of Incorporation

GSE Systems, Inc. (the "Company") amended its Certificate of Incorporation (the "Charter Amendment") to increase the total number of authorized shares of capital stock from 32,000,000 to 62,000,000. As described in Item 5.07 below, the Company's stockholders approved the Charter Amendment at the annual meeting of stockholders held on June 12, 2018 (the "Annual Meeting"). The Charter Amendment became effective upon the filing with the Secretary of State of the State of Delaware on June 13, 2018.

A more detailed summary of the material features of the Charter Amendment is set forth in the Company's definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 30, 2018. The foregoing description is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Amendment to Bylaws

On June 12, 2018, the board of directors (the "Board") of the Company amended (the "First Amendment") the Company's Third Amended and Restated Bylaws (as amended, the "Bylaws"), changing the size of the Board to not less three (3), nor greater than nine (9) members, with the exact number to be fixed by resolution of the Board. The First Amendment was effective June 12, 2018.

The foregoing description of the First Amendment does not purport to be complete and is qualified its the entirety by reference to the First Amendment filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 12, 2018, the Company held its annual meeting of stockholders.  At that meeting, the following matters were voted upon and the following reflects the final voting results:

				Broker
	Proposal	For	Withheld	Non-Votes

1)	Election of Directors for a 3-year term expiring 2021
	Suresh Sundaram	12,728,330	359,166	4,357,502
	J. Barnie Beasley	12,751,788	335,708	4,357,502

					Broker
		For	Against	Abstain	Non-Votes

2)	Non-binding resolution to approve Company's named executive officer compensation	12,418,153	635,590	33,753	4,357,502

					Broker
		For	Against	Abstain	Non-Votes

3)	An amendment to the Company's Certificate of Incorporation to increase the total number of authorized shares of capital stock from 32,000,000 to 62,000,000	12,340,709	743,640	3,147	4,357,502

		For	Against	Abstain

4)	Ratify BDO USA, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018	17,007,734	431,771	5,493

In relation to Proposal 1, each director nominee received more votes for than withheld the nominee's election and was, therefore, elected as a Class II Director.

In relation to Proposal 3, holders of a majority of the issued and outstanding common stock of the Company voted in favor of the amendment to the Company's Certificate of Incorporation and, therefore, the amendment was approved.

Item 7.01. Regulation FD Disclosure.

GSE Systems, Inc. (the "Company") has prepared an updated investor presentation concerning its business that it intends to post on its website, www.gses.com, as well as to use in connection with meetings with investors and other interested parties and in connection with presentations and speeches to various audiences. A copy of the updated investor presentation is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Except for historical information contained in the updated investor presentation attached as an exhibit hereto, the investor presentation contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the investor presentation regarding these forward-looking statements.

Item 8.01.  Other Events.

On June 12, 2018, the Board reviewed and ratified amendments to the charters of the Audit Committee, the Compensation Committee and the Nominating Committee, effective April 4, 2018.  The revised charters for each of the foregoing standing committees have been posted to the Company's website.

Following the Annual Meeting, the Board appointed John D. ("Jack") Fuller as Chairman of the Board. The Board also reconstituted the membership of its Audit Committee, Compensation Committee and Nominating Committee.  As reconstituted, the Audit Committee consists of James H. ("Jim") Stanker (Chair), Jack Fuller and J. Barnie Beasley.  The Compensation Committee consists of Suresh Sundaram (Chair), Jim Stanker and Jack Fuller.  The Nominating Committee consists of J. Barnie Beasley (Chair), Suresh Sundaram and Jack Fuller.

Item 9.01. (d)	Financial Statements and Exhibits.
3.1	Amendment to the Certificate of Incorporation of GSE Systems, Inc.

3.2	First Amendment to the Third Amended and Restated Bylaws of GSE Systems, Inc.

99.1	GSE Systems, Inc. Investor Presentation

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

By:	/s/ Daniel W. Pugh
Daniel W. Pugh
Secretary, Senior Vice President, General Counsel and Risk Management Officer

Date: June 15, 2018